As filed with the Securities and Exchange Commission on May 9, 2019
Registration No. 333-215274

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
Post-Effective Amendment No. 5
To
Form S-11
____________________________________________________________________________
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
____________________________________________________________________________
Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)
____________________________________________________________________________
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
____________________________________________________________________________
Nathan D. DeBacker
Chief Financial Officer and Treasurer
Cole Credit Property Trust V, Inc.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
____________________________________________________________________________
Copies to:

Lauren Burnham Prevost, Esq. Seth K. Weiner, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000
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Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒
Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES OF COMMON STOCK
Cole Credit Property Trust V, Inc. (the “Company”) filed a registration statement on Form S-11 (Registration No. 333-215274) for its follow-on offering (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the U.S. Securities and Exchange Commission on August 1, 2017, pursuant to which the Company registered $1.2 billion in shares of Class A common stock (“Class A Shares”) and Class T common stock (“Class T Shares”) (up to $660.0 million in Class A Shares and up to $540.0 million in Class T Shares) in the primary portion of the follow-on offering on a “best efforts” basis, as well as up to $300.0 million in additional shares to be issued pursuant to the distribution reinvestment plan (the “DRIP”).
As of the close of business on April 30, 2019, the Company had sold a total of $73,280,195 of Class A Shares and Class T Shares pursuant to the Registration Statement, including $53,857,228 ($32,908,016 in Class A Shares and $20,949,212 in Class T Shares) sold to the public pursuant to the primary portion of the follow-on offering and $19,422,967 ($17,372,984 in Class A Shares and $2,049,983 in Class T Shares) sold pursuant to the DRIP. The Company terminated the offering of shares pursuant to the Registration Statement effective as of the close of business on April 30, 2019, and hereby deregisters the remaining $1,426,719,805 of unsold Class A Shares and Class T Shares.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of May, 2019.

Cole Credit Property Trust V, Inc.
(Registrant)

By:	/s/ NATHAN D. DEBACKER
Name:	Nathan D. DeBacker
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates as indicated.

Signature	Title	Date

/s/ AVRAHAM SHEMESH	Chief Executive Officer and President, and Chairman of the Board of Directors	May 9, 2019
Avraham Shemesh	(Principal Executive Officer)

/s/ NATHAN D. DEBACKER	Chief Financial Officer and Treasurer	May 9, 2019
Nathan D. DeBacker	(Principal Financial Officer)

/s/ JEFFREY R. SMITH	Vice President of Accounting	May 9, 2019
Jeffrey R. Smith	(Principal Accounting Officer)

*	Independent Director	May 9, 2019
Marcus E. Bromley

*	Independent Director	May 9, 2019
Robert A. Gary, IV

*	Independent Director	May 9, 2019
Calvin E. Hollis

/s/ RICHARD S. RESSLER	Director	May 9, 2019
Richard S. Ressler

* By:	/s/ NATHAN D. DEBACKER
Nathan D. DeBacker, as attorney in fact

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